Exhibit 99.1

FirstEnergy Corp.                    For Release: April 23, 2018
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:                Investor Contact:
Tricia Ingraham                    Irene Prezelj
(330) 384-5247                    (330) 384-3859

FirstEnergy Announces First Quarter 2018 Financial Results

Akron, Ohio - FirstEnergy Corp. (NYSE: FE) today reported first quarter 2018 GAAP earnings of $1.2 billion or $2.55 per basic share ($2.54 diluted), on revenues of $3 billion, primarily reflecting a gain on the deconsolidation of FirstEnergy Solutions Corp. (FES), its subsidiaries and FirstEnergy Nuclear Operating Company (FENOC) as a result of their bankruptcy filings on March 31, 2018. In the first quarter of 2017, the company recorded GAAP earnings of $205 million, or $0.46 per basic and diluted share of common stock, on revenue of $2.9 billion. GAAP earnings for both periods include the impact of special items listed below.

Operating (non-GAAP) earnings* were $0.67 per share for the first quarter of 2018, compared with $0.52 per share in the first quarter of 2017.

“Eighteen months ago, we announced our plan to move away from commodity-exposed generation, so our company could fully focus on the tremendous opportunities in our regulated businesses,” said Charles E. Jones, FirstEnergy president and chief executive officer. “Today, we are pleased to report strong earnings that represent FirstEnergy as a fully regulated company, and to reaffirm our guidance and growth projections.”

The company raised its forecast for 2018 GAAP earnings to a range of $3.61 to $3.91 per share, and affirmed its full-year operating (non-GAAP) earnings guidance range of $2.25 to $2.55 per share. In addition, the company is providing a second quarter GAAP earnings forecast range of $(0.06) to $0.04 per share, and operating (non-GAAP) earnings guidance range of $0.47 to $0.57 per share.

In FirstEnergy’s Regulated Distribution business, first quarter 2018 earnings increased compared to the same period in 2017 as a result of higher weather-related usage, rates that went into effect in Ohio and Pennsylvania and lower expenses. These factors were partially offset by higher depreciation and general taxes.

Heating degree days in the company’s utility service area were 17 percent higher than the same period of 2017. The colder weather drove a 5 percent increase in total distribution deliveries compared to the first quarter of 2017, including an 8.1 percent increase in residential sales and 3.6 percent increase in deliveries to commercial customers. Deliveries to industrial customers increased 2.8 percent, primarily due to higher usage in the shale gas and steel sectors. This marked the seventh consecutive quarterly increase in the company’s industrial distribution sales.

In the Regulated Transmission business, first quarter earnings benefited from the implementation of approved settlement rates at Jersey Central Power & Light and a higher rate base associated with the company’s continued investments in the Energizing the Future transmission initiative.

In Corporate/Other, results for the first quarter of 2018 reflect the impact of higher taxes and net financing costs, partially offset by higher commodity margin at the Pleasants Power Station related to higher wholesale prices and lower operating expenses.

Consolidated GAAP Earnings Per Share to Operating (Non-GAAP) EPS* Reconciliation

	Three Months Ended March 31		2018 Estimates
	2018	2017	Second Quarter	Full Year
Basic Earnings Per Share (GAAP)	$2.55	$0.46	($0.06) - $0.04	$3.61 - $3.91
Excluding Special Items*:
Impact of full dilution to 538M shares	—	(0.08)	0.32	0.29
Regulatory charges	0.01	0.02	0.01	0.04
Mark-to-market adjustments	(0.01)	—	—	(0.01)
Exit of competitive generation	(1.88)	0.12	—	(1.88)
Debt redemption costs	—	—	0.20	0.20
Total Special Items*	(1.88)	0.06	0.53	(1.36)

Operating EPS (Non-GAAP)	$0.67	$0.52	$0.47 - $0.57	$2.25 - $2.55

Per share amounts for the special items and earnings drivers above are based on the after-tax effect of each item divided by number of shares outstanding assuming full impact of dilution from the $2.5 billion equity issuance in January 2018 (538M fully diluted shares). The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pretax amount. The income tax rates range from 21% to 29% and 35% to 38% in the first quarter of 2018 and 2017, respectively.

Non-GAAP financial measures
*Operating earnings (loss) excludes “special items” as described below, and is a non-GAAP financial measure. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items also reflect the adjustment to include the full impact of share dilution from the $2.5 billion equity issuance in January 2018. Special items are not necessarily non-recurring. Management uses Operating earnings (loss) and Operating earnings (loss) per share to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Operating earnings (loss) per share, a non-GAAP financial measure, is calculated by dividing Operating earnings (loss), which excludes specials items as discussed herein, for the periods presented by 538 million shares, which reflects the full impact of share dilution from the equity issuance in January 2018. As of the first quarter 2018, Regulated operating (non-GAAP) earnings (loss), Regulated operating earnings (loss) per share, and Regulated operating earnings (loss) per share by segment, which were non-GAAP financial measures used in the guidance provided in February 2018, are now referred to as Operating earnings (loss), Operating earnings (loss) per share, and Operating earnings (loss) per share by segment, respectively. Management believes that the non-GAAP financial measures of Operating earnings (loss) and Operating earnings (loss) per share provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities.

Deconsolidation
As a result of the bankruptcy filings, FirstEnergy Solutions (FES), its subsidiaries and FirstEnergy Nuclear Operating Company (FENOC) were deconsolidated from FirstEnergy’s consolidated financial statements as of March 31, 2018. Additionally, the operating results of FES and FENOC, as well as Bay Shore Power Company and a portion of AE Supply, LLC that were subject to completed or pending asset sales, collectively representing substantially all of FirstEnergy’s operations that comprised the Competitive Energy Services (CES) reportable operating segment, will be presented as discontinued operations in Corporate/Other. The remaining business activities that previously comprised the CES reportable operating segment were not material, and as such, have been combined into Corporate/Other for reporting purposes. The external segment reporting is consistent with the internal financial reports used by FirstEnergy's Chief Executive Officer (its chief operating decision maker) to regularly assess performance of the business and allocate resources. Disclosures for FirstEnergy's reportable operating segments for 2017, including the presentation of non-GAAP financial measures, have been revised to conform to the current presentation.

Consolidated Report and Teleconference

FirstEnergy’s Consolidated Report to the Financial Community, which provides highlights on company developments and financial results for the first quarter, is posted on the company’s Investor Information website - www.firstenergycorp.com/ir. To access the report, click on First Quarter 2018 Consolidated Report to the Financial Community.

The company invites investors, customers and other interested parties to listen to a live Internet webcast of its teleconference for financial analysts and view slides associated with the presentation at 10:00 a.m. EDT today. FirstEnergy management will present an overview of the company’s financial results, followed by a question-and-answer session. The teleconference and presentation can be accessed on the website by selecting the First Quarter 2018 Earnings Conference Call link. The webcast and presentation will be archived on the website.

FirstEnergy is dedicated to safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company's transmission subsidiaries operate more than 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.firstenergycorp.com.

Forward-Looking Statements: This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to successfully execute an exit of commodity-based generation that minimizes cash outflows and associated liabilities, including, without limitation, the losses, guarantees, claims and other obligations of FirstEnergy Corp., together with its consolidated subsidiaries (FirstEnergy) as such relate to the entities previously consolidated into FirstEnergy, including FirstEnergy Solutions Corp.(FES), its subsidiaries and FirstEnergy Nuclear Operating Company (FENOC), which have recently filed for bankruptcy protection; the potential for litigation and demands for payment against FirstEnergy by FES and FENOC or certain of their creditors; the risks associated with the bankruptcy cases of FES, its subsidiaries and FENOC, including, but not limited to, third-party motions in the cases that could adversely affect FirstEnergy, its liquidity or results of operations; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and the effectiveness of our strategy to operate as a fully regulated business; the accomplishment of our regulatory and operational goals in connection with our transmission and distribution investment plans, including, but not limited to, our planned transition to forward-looking formula rates; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to grow earnings in our regulated businesses, continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings; the uncertainties associated with the deactivation of our remaining commodity-based generating units, including the impact on vendor commitments, and as it relates to the reliability of the transmission grid, the timing thereof; costs being higher than anticipated and the success of our policies to control costs; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic and weather conditions affecting future sales, margins and operations, such as significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting FirstEnergy and/or our major industrial and commercial customers, and other counterparties with which we do business; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business, including, but not limited to, matters related to rates; the impact of the federal regulatory process on Federal Energy Regulatory Commission (FERC) regulated entities and transactions, in particular FERC regulation of PJM Interconnection, L.L.C. (PJM) wholesale energy and capacity markets and cost-of-service rates, as well as FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, including the federal administration's required review and potential revision of environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency's Clean Power Plan, Coal Combustion Residuals, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger, than currently anticipated; the impact of changes to significant accounting policies; the impact of any changes in tax laws or regulations, including the Tax Cuts and Jobs Act, adopted December 22, 2017, or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy Corp. and/or its subsidiaries; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock, and thereby on FirstEnergy Corp.'s preferred stock, during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in our filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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